NEWS RELEASE
W. R. Berkley Corporation 475 Steamboat Road Greenwich, Connecticut 06830 (203) 629-3000

FOR IMMEDIATE RELEASE	CONTACT:	Karen A. Horvath
Vice President - External
Financial Communications
(203) 629-3000

W. R. BERKLEY CORPORATION REPORTS FIRST QUARTER RESULTS
Net Income Increased 9% to $181 Million; Return on Equity of 13.3%

Greenwich, CT, April 23, 2019 -- W. R. Berkley Corporation (NYSE: WRB)
today reported net income for the first quarter of 2019 of $181 million, or $0.94 per share.

Summary Financial Data
(Amounts in thousands, except per share data)

	First Quarter
	2019	2018

Gross premiums written	$2,046,230	$1,979,421
Net premiums written	1,709,601	1,665,338

Net income to common stockholders	180,722	166,396
Net income per diluted share (1)	0.94	0.87

Return on equity (2)	13.3%	12.3%

(1) Reflects the 3-for-2 common stock split effected on April 2, 2019.

(2) Return on equity represents net income expressed on an annualized basis as a percentage of beginning of year stockholders’ equity.

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First quarter highlights included:

•Annualized return on equity of 13.3%.
•Average rate increases excluding workers' compensation were more than 6%.

•	For the quarter, book value per share grew 6.2%, before dividends.

•
The accident year combined ratio excluding catastrophe losses was 93.9%. The reported combined ratio was 94.3%, inclusive of 0.8 loss ratio points from catastrophes and an additional 0.9 loss ratio points from non-catastrophe weather.

•	Investment income attributable to the core investment portfolio increased 5.6%(1).

•	Net realized pre-tax gains and net unrealized pre-tax gains on equity securities of $66 million, net of performance-based compensation costs(2).

The Company commented:

We are pleased with the performance of the business in the first quarter of 2019, with solid performance in both underwriting and investments and an annualized return on equity of 13.3%.
Further rate improvement contributed to steady net premium growth. We believe our rate increases are currently outpacing loss cost trend in many lines of business. Given the potential for claims inflation, we believe this is appropriate and that for several lines of business it will persist for the foreseeable future. We continue to focus on improving our combined ratio by seeking additional rate and managing both volatility and expenses. As we see the potential for additional margin improvement, we expect this will lead to greater opportunities for further growth. We remain focused on underwriting profitability and will continue to emphasize areas of the business that offer better margins.
Growth in income from the core portfolio partially offset a reduction in investment fund income. Our $27 million of realized gains on sales of investments and $42 million of change in unrealized gains on equity securities reflect our focus on total return.
Our first quarter results are a solid start to the year. The industry appears to be grappling with the reality that rate adequacy is of paramount importance. Signs of rate movement and returning discipline may be early indicators that the moment the industry has been waiting for is coming to many parts of the business. We anticipate that these trends, and consequently our results, will further improve during the balance of the year.

(1) Core investment portfolio includes fixed maturity securities, equity securities, cash and cash equivalents, real estate and loans receivable.

(2) Net realized pre-tax gains and net unrealized pre-tax gains on equity securities before performance-based compensation costs were $69 million.

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Webcast Conference Call
The Company will hold its quarterly conference call with analysts and investors to discuss its earnings and other information on April 23, 2019, at 5:00 p.m. eastern time. The conference call will be webcast live on the Company's website at https://ir.berkley.com/news-and-events/events-and-presentations/default.aspx. Please log on at least ten minutes early to register and download and install any necessary software. A replay of the webcast will be available on the Company's website approximately two hours after the end of the conference call. Additional financial information can be found on the Company's website at https://ir.berkley.com/investor-relations/financial-information/annual-reports/default.aspx.
About W. R. Berkley Corporation
Founded in 1967, W. R. Berkley Corporation is an insurance holding company that is among the largest commercial lines writers in the United States and operates worldwide in two segments of the property casualty business: Insurance and Reinsurance & Monoline Excess.

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Forward Looking Information

This is a “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein, including statements related to our outlook for the industry and for our performance for the year 2019 and beyond, are based upon the Company’s historical performance and on current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. They are subject to various risks and uncertainties, including but not limited to: the cyclical nature of the property casualty industry; the impact of significant competition, including new alternative entrants to the industry; the long-tail and potentially volatile nature of the insurance and reinsurance business; product demand and pricing; claims development and the process of estimating reserves; investment risks, including those of our portfolio of fixed maturity securities and investments in equity securities, including investments in financial institutions, municipal bonds, mortgage-backed securities, loans receivable, investment funds, including real estate, merger arbitrage, energy related and private equity investments; the effects of emerging claim and coverage issues; the uncertain nature of damage theories and loss amounts; natural and man-made catastrophic losses, including as a result of terrorist activities; the impact of climate change, which may increase the frequency and severity of catastrophe events; general economic and market activities, including inflation, interest rates, and volatility in the credit and capital markets; the impact of the conditions in the financial markets and the global economy, and the potential effect of legislative, regulatory, accounting or other initiatives taken in response, on our results and financial condition; foreign currency and political risks (including those associated with the United Kingdom's withdrawal from the European Union, or "Brexit") relating to our international operations; our ability to attract and retain key personnel and qualified employees; continued availability of capital and financing; the success of our new ventures or acquisitions and the availability of other opportunities; the availability of reinsurance; our retention under the Terrorism Risk Insurance Program Reauthorization Act of 2015; the ability or willingness of our reinsurers to pay reinsurance recoverables owed to us; other legislative and regulatory developments, including those related to business practices in the insurance industry; credit risk related to our policyholders, independent agents and brokers; changes in the ratings assigned to us or our insurance company subsidiaries by rating agencies; the availability of dividends from our insurance company subsidiaries; potential difficulties with technology and/or cyber security issues; the effectiveness of our controls to ensure compliance with guidelines, policies and legal and regulatory standards; and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission. These risks and uncertainties could cause our actual results for the year 2019 and beyond to differ materially from those expressed in any forward-looking statement we make. Any projections of growth in our revenues would not necessarily result in commensurate levels of earnings. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

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Consolidated Financial Summary
(Amounts in thousands, except per share data)

	First Quarter
	2019	2018
Revenues:
Net premiums written	$1,709,601	$1,665,338
Change in unearned premiums	(116,745)	(97,930)
Net premiums earned	1,592,856	1,567,408
Net investment income	158,254	174,518
Net realized and unrealized gains on investments	68,653	48,464
Revenues from non-insurance businesses	91,827	70,171
Insurance service fees	25,312	30,675
Other income	120	11
Total revenues	1,937,022	1,891,247
Expenses:
Losses and loss expenses	988,650	963,219
Other operating costs and expenses	588,087	610,439
Expenses from non-insurance businesses	90,125	69,543
Interest expense	40,721	37,056
Total expenses	1,707,583	1,680,257
Income before income taxes	229,439	210,990
Income tax expense	(47,825)	(43,417)
Net income before noncontrolling interests	181,614	167,573
Noncontrolling interests	(892)	(1,177)
Net income to common stockholders	$180,722	$166,396

Net income per share (1):
Basic	$0.95	$0.88
Diluted	$0.94	$0.87

Average shares outstanding (1) (2):
Basic	190,400	189,563
Diluted	192,669	192,188

(1) Shares outstanding and per share amounts reflect the 3-for-2 common stock split effected on April 2, 2019.

(2) Basic shares outstanding consist of the weighted average number of common shares outstanding during the period (including shares held in a grantor trust). Diluted shares outstanding consist of the weighted average number of basic and common equivalent shares outstanding during the period.

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Business Segment Operating Results
(Amounts in thousands, except ratios) (1) (2)

	First Quarter
	2019	2018
Insurance:
Gross premiums written	$1,810,483	$1,760,173
Net premiums written	1,497,378	1,473,244
Premiums earned	1,427,034	1,391,289
Pre-tax income	184,516	198,929
Loss ratio	62.2%	60.9%
Expense ratio	31.8%	32.9%
GAAP combined ratio	94.0%	93.8%

Reinsurance & Monoline Excess:
Gross premiums written	$235,747	$219,248
Net premiums written	212,223	192,094
Premiums earned	165,822	176,119
Pre-tax income	44,855	44,691
Loss ratio	60.7%	65.6%
Expense ratio	36.1%	35.7%
GAAP combined ratio	96.8%	101.3%

Corporate and Eliminations:
Net realized and unrealized gains on investments	$68,653	$48,464
Interest expense	(40,721)	(37,056)
Other revenues and expenses	(27,864)	(44,038)
Pre-tax income (loss)	68	(32,630)

Consolidated:
Gross premiums written	$2,046,230	$1,979,421
Net premiums written	1,709,601	1,665,338
Premiums earned	1,592,856	1,567,408
Pre-tax income	229,439	210,990
Loss ratio	62.0%	61.4%
Expense ratio	32.3%	33.2%
GAAP combined ratio	94.3%	94.6%

(1) Loss ratio is losses and loss expenses incurred expressed as a percentage of premiums earned. Expense ratio is underwriting expenses expressed as a percentage of premiums earned. GAAP combined ratio is the sum of the loss ratio and the expense ratio.

(2) Commencing with the first quarter of 2019, the Company renamed the Reinsurance segment to Reinsurance & Monoline Excess, and reclassified the monoline excess business from the Insurance segment. The reclassified business includes operations that solely retains risk on an excess basis. Reclassifications have been made to the Company's 2018 financial information to conform with this presentation.

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Supplemental Information
(Amounts in thousands)

	First Quarter
	2019	2018
Net premiums written:
Other liability	$506,950	$468,840
Workers' compensation	354,187	349,541
Short-tail lines (1)	278,836	291,027
Commercial automobile	212,955	214,645
Professional liability	144,450	149,191
Total Insurance	1,497,378	1,473,244
Casualty reinsurance	104,516	82,335
Monoline excess	67,792	69,808
Property reinsurance	39,915	39,951
Total Reinsurance & Monoline Excess	212,223	192,094
Total	$1,709,601	$1,665,338

Losses from catastrophes:
Insurance	$12,618	$7,131
Reinsurance & Monoline Excess	42	257
Total	$12,660	$7,388

Net investment income:
Core portfolio (2)	$136,258	$128,973
Investment funds	11,411	40,354
Arbitrage trading account	10,585	5,191
Total	$158,254	$174,518

Net realized and unrealized gains on investments:
Net realized gains on investment sales	$26,575	$142,669
Change in unrealized gains on equity securities	42,078	(94,205)
Total	$68,653	$48,464

Other operating costs and expenses:
Policy acquisition and insurance operating expenses	$513,791	$520,231
Insurance service expenses	25,956	32,712
Net foreign currency (gains) losses	(6,964)	13,484
Other costs and expenses	55,304	44,012
Total	$588,087	$610,439

Cash flow from operations	$78,330	$(20,035)

(1) Short-tail lines include commercial multi-peril (non-liability), inland marine, accident and health, fidelity and surety, boiler and machinery and other lines.
(2) Core portfolio includes fixed maturity securities, equity securities, cash and cash equivalents, real estate and loans receivable.

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Selected Balance Sheet Information
(Amounts in thousands, except per share data)

	March 31, 2019	December 31, 2018

Net invested assets (1)	$19,164,608	$18,828,321
Total assets	25,585,261	24,895,977
Reserves for losses and loss expenses	12,093,110	11,966,448
Senior notes and other debt	1,875,018	1,882,028
Subordinated debentures	907,679	907,491
Common stockholders’ equity (2)	5,759,952	5,437,851
Common stock outstanding (3) (4)	183,024	182,994
Book value per share (4) (5)	31.47	29.72
Tangible book value per share (4) (5)	30.19	28.42

(1)
Net invested assets include investments, cash and cash equivalents, trading accounts receivable from brokers and clearing organizations, trading account securities sold but not yet purchased and unsettled purchases, net of related liabilities.

(2)
As of March 31, 2019, reflected in common stockholders' equity are after-tax unrealized investment gains of $34 million and unrealized currency translation losses of $399 million. As of December 31, 2018, after-tax unrealized investment losses were $91 million and unrealized currency translation losses were $419 million.

(3)	During the three months ended March 31, 2019, the Company did not repurchase any shares of its common stock. The number of shares of common stock outstanding excludes shares held in a grantor trust.

(4)	Shares outstanding and per share amounts reflect the 3-for-2 common stock split effected on April 2, 2019.

(5)
Book value per share is total common stockholders’ equity divided by the number of common shares outstanding. Tangible book value per share is total common stockholders’ equity excluding the after-tax value of goodwill and other intangible assets divided by the number of common shares outstanding.

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Investment Portfolio
March 31, 2019
(Amounts in thousands)

	Carrying Value	Percent of Total
Fixed maturity securities:
United States government and government agencies	$738,663	3.9%
State and municipal:
Special revenue	2,452,678	12.8%
Local general obligation	435,910	2.3%
State general obligation	389,166	2.0%
Pre-refunded	360,954	1.9%
Corporate backed	256,690	1.3%
Total state and municipal	3,895,398	20.3%
Mortgage-backed securities:
Agency	889,288	4.7%
Commercial	352,059	1.8%
Residential - Prime	311,259	1.6%
Residential - Alt A	38,197	0.2%
Total mortgage-backed securities	1,590,803	8.3%
Asset-backed securities	2,630,799	13.7%
Corporate:
Industrial	2,130,251	11.1%
Financial	1,478,798	7.7%
Utilities	321,391	1.7%
Other	43,492	0.3%
Total corporate	3,973,932	20.8%
Foreign government	811,074	4.2%
Total fixed maturity securities (1)	13,640,669	71.2%
Equity securities available for sale:
Preferred stocks	205,882	1.1%
Common stocks	136,099	0.7%
Total equity securities available for sale	341,981	1.8%
Real estate	2,019,123	10.5%
Investment funds (2)	1,358,572	7.1%
Cash and cash equivalents (3)	1,204,073	6.3%
Arbitrage trading account	504,633	2.6%
Loans receivable	95,557	0.5%
Net invested assets	$19,164,608	100.0%

(1)	Total fixed maturity securities had an average rating of AA - and an average duration of 2.7 years, including cash and cash equivalents.

(2)	Investment funds are net of related liabilities of $1.3 million.

(3)	Cash and cash equivalents includes trading accounts receivable from brokers and clearing organizations, trading account securities sold but not yet purchased and unsettled purchases.